                                                                   EXHIBIT 10.14

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (the "SUBLEASE") is entered into effective as of December 19, 1996, by and between PAVILION TECHNOLOGIES, INC. ("SUBLESSOR"), a Texas corporation, and ICHAT, a Texas Corporation, ("SUBLESSEE") on the following terms and conditions:

                                   RECITALS:

     A. Security Capital Industrial Trust ("LANDLORD") and Sublessor entered into a certain Lease Agreement dated February 27, 1996 (hereinafter referred to as the "LEASE") for the lease of approximately 89,438 rentable square feet of the building known as Braker # 7 located at Braker Center, 11100 Metric Blvd., Austin, Texas 78758 (hereinafter referred to as the "PREMISES").

     B. Sublessor desires to sublease a portion of the Premises to Sublessee on the terms and conditions set forth herein.

     C. In connection with the Sublease, Sublessor represents and warrants, to the best of its knowledge, as follows: (i) the Lease is in full force and effect; (ii) Sublessor has not received any notice of default from Landlord and is not aware of any condition which would, with the passage of time, be an event of default under the Lease; and (iii) Sublessor has not mortgaged or collaterally assigned its interest in the Lease of the Premises.

     NOW, THEREFORE, with reference to the foregoing recitals which are hereby incorporated in and made a part of this Sublease and in consideration of the agreements and covenants set forth herein, Sublessor and Sublessee agree as follows:

     1. Sublease of Premises: Possession. Sublessor, in consideration of the rents reserved and covenants agreed to be kept and performed by Sublessee, hereby subleases to Sublessee, and Sublessee subleases from Sublessor approximately 17,002 rentable square feet of the Premises as shown in "Exhibit A" on the terms and conditions hereinafter set forth (hereinafter referred to as "SUBLEASED PREMISES"), together with a non-exclusive right for Sublessee, its customers, guests, invitees, employees, agents and licensees to us all easements rights and privileges appurtenant thereto, including the right to use the parking areas, driveways, roads, alleys and other portions of the "COMMON AREAS" (herein so called) as reflected on the Attached "Exhibit A". Sublessee hereby expressly agrees to perform any and all obligations and covenants required hereunder for the term hereof.

     2. Subordinate to Lease. This Sublease is and shall be subject and subordinate to the Lease. Nothing contained in the Sublease shall be construed to create privity of estate or of contract between Sublessee and Landlord.


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     3.   Premises Condition. Sublessee accepts the Subleased Premises in their present condition as of the Commencement Date (as hereinafter defined), subject to all applicable legal restrictions, the rules and regulations affecting the Premises promulgated by Landlord from time to time and the terms, conditions and provisions of this Sublease. Sublessor has made no warranty or representation as to the suitability of the Subleased Premises for the conduct of Sublessee's business. The taking of possession of the Subleased Premises by Sublessee shall evidence Sublessee's acceptance of the Subleased Premises and shall estop Sublessee from claiming that the Subleased Premises were not in good repair and condition at the time of the Commencement Date. Sublessee agrees to assume all costs imposed on Sublessor by Landlord or an authorized agent thereof to make all Alterations, as defined in Section 22 of this Sublease, in compliance with applicable federal, state or local laws and regulations, including but not limited to the American's with Disabilities Act (ADA), CERCLA, all applicable OSHA regulations and any other applicable laws, regulations or ordinances. Sublessee acknowledges and agrees that it has inspected the Premiss and agrees to accept same in its present condition, "AS IS" and "WITH ALL FAULTS."

     4. Term. The term of this Sublease shall commence on February 1, 1997, but in no case later than Feb. 16, 1997 ("COMMENCEMENT DATE"), upon delivery of the Subleased Premises to Sublessee, free of all tenancies except for Sublessor's interest in the Lease and terminate at midnight (12:00 a.m.) on July 31, 1998. Notwithstanding the foregoing, Sublessee may terminate this Sublease after April 30, 1998 by providing six (6) months advance prior written notice to Sublessor of Sublessee's intent to cancel this Sublease and the effective date of early termination. In the event Sublessor does terminate this Sublease prior to July 31, 1998, pursuant to the terms of this paragraph, Sublessee will pay Sublessor the amount of Sublessor's costs (tenant improvements and leasing commissions) which are unamortized as of the early termination date.

     5.   Rental.

          (a) The rental during the Sublease for the Subleased Premises will be in the amount of $11,901.40 per month (calculated at $.70 per sq. ft.) ("FIXED RENT").

          (b) Sublessee acknowledges that the Subleased Premises constitute a portion of the overall Premises leased by Sublessor pursuant to the terms and conditions of the Lease which provide that Sublessor shall be responsible for and pay on a monthly basis to Landlord its proportionate share of operating expenses for the building and project of which the Premises are a part in addition to all of the expenses incurred directly by Sublessor in connection with the use and operation of the Premises. Accordingly, Sublessee agrees to be responsible for and timely pay Sublessor for Sublessee's proportionate share of all expenses, including but not limited to, common area costs and expenses, real estate and personal property taxes, insurance premiums, utility costs and expenses, all other costs and expenses passed through or charged to Sublessor by Landlord under the Lease and other items as expressly discussed herein (such items are collectively referred to herein as "ADDITIONAL RENT"). Sublessee agrees in addition to Fixed Rent, to pay Sublessor in advance on the first day of every month hereunder commencing on the Commencement Date one-twelfth (1/12) of the estimated annual Additional Rent.

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         In January of each year, Sublessor shall provide Sublessee with a written compilation and computation of the expected operating expenses and other items constituting Additional Rent for the succeeding year. By March 1 of each year, Sublessor agrees to provide Sublessee with a written summary together with supporting information of the prior year's expenses. Any overage paid by Sublessee in the prior year shall be credited to the next owed payment of Additional rent. Alternatively, in the event of any underpayment, Sublessee agrees to pay such amount to Sublessor within fifteen (15) days of receipt of such written computation and request therefor.

            Sublessor agrees to use reasonable efforts to minimize all such expenses and to fairly and accurately estimate future years' Additional Rent (including operating expenses). At this time, annual operating expenses (on a rentable square footage basis) are estimated to be as follows:

             Common area maintenance            $0.297
             Taxes                               1.089
             Insurance                           0.048
             Other                               0.283
                                                ------
                  TOTAL:                        $1.717/sq. ft.


         with Sublessee's proportionate share estimated to be $0.1431 per rentable square foot per month for a total Additional Rent of $2400.50 per month, (please note that this amount does not include Sublessee's proportionate share of utilities discussed in paragraph 10 below).

         (c) Sublessee shall pay all payments required hereunder promptly when due without notice or demand, without set-off, deduction or counterclaim of any nature or reason, except as set forth herein. Sublessee agrees to remit to Sublessor all other costs, charges and expenses required under the Lease which are deemed rent thereunder. Sublessee waives and disclaims any present or future right to apply any payment or part-payment of rent, or to set-off or counterclaim in any action for rent, against any obligation of Sublessor, however incurred, and agrees that it will not claim or assert such right, set-off or counterclaim.

         (d) Fixed Rent, Additional Rent and all additional monetary obligations (collectively referred to herein as "Rental") under the terms of this Sublease, shall be due and payable and begin to accrue on the Commencement Date and continue thereafter during the term hereof.

         (e) Commission: Sublesser agrees to pay to Magnum Real Estate (sole agent representing Sublessee) a commission of 4% for leasing, expansions, renewals and extensions, on net lease revenue.

     6. Uses. The Subleased Premises shall be used only for the purposes of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Sublessee, use as an engineering lab, for research and development of electronic and computer related products and for such other lawful purposes as may be incidental thereto; provided, however, with Sublessor's prior written consent which may not be


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unreasonably withheld, conditioned or delayed, Sublessee may also use the
Subleased Premises for light manufacturing. Sublessee shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Subleased Premises. Sublessee shall not permit any objectionable odors, smoke, dust, noise, gas, vibration or any other nuisance. Outside storage of trucks and other vehicles is prohibited without the express written consent of Sublessor. Sublessee shall at its own expense use and occupy the Subleased Premises in compliance with all laws, including without limitation, the Americans with Disabilities Act (ADA), orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Subleased Premises. Sublessee will not use or permit the use of the Subleased Premises in a manner that would be inconsistent with the insurance of Sublessor or Landlord. Sublessee shall at all times operate and occupy the Subleased Premises in a safe and proper manner and will not commit waste or overload the floor or structure or perform or permit anyone to perform an act which would damage the Subleased Premises.

     7. Services. If an interruption in services shall occur, Sublessee shall immediately provide simultaneous notice to Sublessor and Landlord. Sublessor shall in no event be liable to Sublessee for Landlord's or Sublessor's failure to provide any services, amenities and rights nor shall any such failure be construed as a breach hereof by Sublessor or an eviction of Sublessee or entitle Sublessee to an abatement of any of the Rentals under this Sublease, except and only to the extent that Sublessor receives an abatement under the Lease with respect thereto.

     8. Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SUBLESSEE ACKNOWLEDGES THAT SUBLESSOR HAS NOT MADE OR WILL MAKE ANY REPRESENTATIONS OR WARRANTIES TO SUBLESSEE WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISH WITHIN THE SUBLEASED PREMISES OR AS TO THE CONDITION OF THE SUBLEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT SUBLESSOR EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE OR WILL BE SUITABLE FOR SUBLESSEE'S INTENDED COMMERCIAL PURPOSES. SUBLESSEE'S OBLIGATION TO PAY RENTALS UNDER THIS SUBLEASE IS NOT DEPENDENT UPON THE CONDITION OF THE SUBLEASED PREMISES (NOW OR IN THE FUTURE) OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS UNDER THE LEASE OR BY SUBLESSOR UNDER THIS SUBLEASE, AND SUBLESSEE SHALL CONTINUE TO PAY THE RENTALS HEREUNDER WITHOUT ABATEMENT, SET OFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY SUBLESSOR OF ITS DUTIES OR OBLIGATIONS UNDER THE SUBLEASE, WHETHER EXPRESS OR IMPLIED.

     9. Repairs and Maintenance. Except for Landlord's obligation of repair under the Lease regarding structural soundness of the roof, foundation, or exterior walls of the building in which the Premises is located, Sublessee covenants and agrees that it shall maintain or cause to be maintained, the Subleased Premises in good order and repair. Landlord under the Lease has also agreed to maintain in good repair and condition the parking area and other common areas of the building. In the event of any repairs, or maintenance that Sublessee deems to be the responsibility of Landlord, Sublessee shall provide written notice to both Landlord and Sublessor setting out in detail the repairs and/or maintenance requested. Sublessor shall have no liability



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to Sublessee resulting from any failure to repair or maintain by Landlord or resulting from any interruption of utility service to the Subleased Premises, unless such interruption is caused, in whole or in part, by the negligence or misconduct of Sublessor.

     10. Utilities. Sublessee shall be responsible for all charges for electricity and gas used in the Subleased Premises as the Subleased Premises are monitored by a separate meter which does not monitor any other portion of the Premises. In addition, Sublessee shall be responsible for its pro-rata share of all other utilities, including but not limited to, sewer, sprinkler services and other utilities and services used on the Subleased Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges imposed by any governmental entity or utility provider. Sublessee acknowledges and agrees that it may share various utility meters servicing the Premises with other sub-tenants and Sublessor, other than the electricity and gas meter referenced above, and that each user of such meter and corresponding utility service shall be responsible for and pay for its proportionate share of such utility service. Sublessee agrees to independently contract for and be solely responsible for the following services and utilities: telephone, HVAC maintenance, refuse/trash collection and janitorial. Sublessee agrees to limit water and sewer use to normal restroom facilities.

     11. Taxes on Personalty and Sublease Improvements. Sublessee shall pay all ad valorem and similar taxes or assessments levied upon or applicable to all equipment, fixtures, furniture, and other property placed in or on the Subleased Premises by Sublessee and all license and other fees or charges imposed on the business conducted by Sublessee on the Subleased Premises. Sublessee is solely responsible for any increase in ad valorem taxes or other charges which result from modifications made to the Subleased Premises by Sublessee or for any failure to modify the Subleased Premises which results in increased taxes, fines or other penalties. Sublessor shall have the right (but not the obligation) to pay any such additional costs and to recover them from Sublessee after presenting a written statement that such sum is due.

     12. Sublessee Improvements. Sublessee Improvements. Sublessor and Sublessee agree that each will provide a dollar-for-dollar matching finish out allowance of up to a total of $25,000 each in order to accommodate any improvements to the Subleased Premises, including municipal permits, and architectural and engineering fees incurred by Sublessee. Sublessee shall install or retain, as part of the above referenced improvements, a coffee bar with a sink within the Subleased Premises. Sublessor will reimburse Sublessee to the extent provided above for approved sublease improvements and related costs and expenses within thirty (30) days of Sublessor's receipt of written request therefor accompanied by suitable supporting documentation. Sublessee will ensure that all improvements and alterations made to the Subleased
Premises comply with all applicable codes and ordinances. Sublessor agrees to make available to Sublessee, at no cost to Sublessee, the carpet tiles currently stored by Sublessor. Sublessee may not make or cause to be made any improvements or alterations to the Subleased Premises without the prior approval of Sublessor and Landlord. Sublessee must provide Sublessor with as-built drawings of any improvements Sublessee makes to the Subleased Premises.

     13. Parking. Sublessee shall be entitled to park in common areas with other tenants of the Premises in those areas designated for non-reserved parking. Sublessor shall have no


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obligation or responsibility for enforcing Sublessee's parking rights, and
Sublessee acknowledges that Landlord ultimately controls all parking areas. Sublessee shall have access to one (1) parking space for every three hundred and seventy (370) rentable square feet leased by it. Sublessee agrees to require its non-officer employees to park in the area located behind the building. Sublessee acknowledges that all deliveries to the Subleased Premises are to utilize the truck court and that no trucks, trailers, delivery vehicles or similar vehicles are allowed to be parked in the common areas for any period other than as necessary for delivery.

     14. Signage. Sublessee shall not make any changes to the exterior of the Premises, or install any lights, decorations, signs, painting, advertising or any other item of a similar nature without the prior written consent of Sublessor and Landlord. For any approved signage or other item, Sublessee shall be solely responsible for all expenses of installation and securance of any and all required municipal permits. Subject to Sublessor's and Landlord's design approval, Sublessee shall be entitled to signage on the monument directory and at the entrance to the Subleased Premises.

     15.  Insurance, Taxes, Other Charges.

     (a) Sublessor, under the terms of the Lease has agreed to carry or cause to be carried on the Premises during the term hereof, commercial general liability insurance and all risk property insurance for the Premises and Sublessor's improvements located therein. During the term of this Sublease, Sublessee agrees to reimburse Sublessor for Sublessee's proportionate share of Sublessor's annual total cost for the premiums for Sublessor's insurance which shall be due and payable in advance as follows: (i) commencing on the Commencement Date, and continuing on the first day of each month thereafter, Sublessee shall pay monthly to Sublessor, Sublessee's proportionate share of the cost for the premiums of such insurance, and (ii) any additional amounts for Sublessee's proportionate share shall be paid within fifteen (15) days of written request therefore from Sublessor;

     (b) Sublessee, at its expense, shall maintain during the term of this Sublease the following: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Subleased Premises by Sublessee; workers' compensation insurance with no less than the minimum limits required by law, if applicable; employer's liability insurance with such limits as are required by law and commercial liability insurance, with the minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord and/or Sublessor may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Subleased Premises. The commercial liability policies shall name Landlord and Sublessor as additional insureds, insure on an occurrence and not a claims-made basis, issued by insurance companies which are reasonably acceptable to Landlord and/or Sublessor, not be cancelable unless thirty (30) days prior written notice shall have been given to Landlord, contain a hostile fire endorsement and contractual liability endorsement and provide primary coverage to Landlord and Sublessor (any policy issued to Landlord and Sublessor providing duplicate or similar coverage shall be deemed excess over


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Sublessee's policies). Such policies or certificates thereof shall be delivered to Sublessor by Tenant upon commencement of the sublease term and upon each renewal of said insurance.

        (c) The all risk property insurance obtained by Landlord, Sublessor and Sublessee shall each include a waiver of subrogation and recovery by the insurers and all rights based upon an assignment from its insured, against Landlord, Sublessor or Sublessee, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. None of the parties nor their respective officers, directors, employees, managers, agents, representatives, invitees or contractors shall be liable to the others for loss or damage caused by any risk coverable by All Risk Property Insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, representatives, invitees and contractors, for such loss or damage. Sublessor and its agents, employees and contractors shall not be liable for, and Sublessee hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Sublessee or any person claiming through Sublessee resulting from any accident or occurrence in or upon the Premises from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord, or Sublessor, or their respective agents, representatives, employees or contractors.

                (d) Sublessee and its invitees, employees, contractors and agents shall not be liable for, and Sublessor hereby waives all claims against Sublessee and its invitees, employees, contractors and agents for damage to property sustained by Sublessor or any person claiming through Sublessor resulting from any accident or occurrence in or upon the Subleased Premises, from any cause whatsoever, including, without limitation, damage in whole or in part, directly or indirectly, by the negligence of Sublessee or its invitees, employees, contractors or agents; provided, however, such waiver shall only apply to claims in excess of the commercially reasonable deductible under Sublessor's insurance policy.

                (e) Sublessor covenants and agrees to indemnify and save Sublessee, its employees and agents, harmless of and from any and all claims, costs, expenses and liabilities, including, without limitation, attorneys' fees, arising on account of or by reason of claims by third parties for injuries or death to persons or damages to property resulting from the negligence or willful misconduct of Sublessor or its agents, employees or contractors, to the extent not attributable to any negligence of Sublessee, or its employees, agents or contractors. If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor's indemnification obligation hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice, shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without indemnitee's prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails to timely elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee

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considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Sublessor and Sublessee, responsibility for such claim shall be allocated between Sublessor and Sublessee based on their respective degrees of negligence. This indemnity does not cover claims arising from the presence or release of Hazardous Materials.

     16. Fire or Other Casualty. If the Subleased Premises are destroyed in whole or in part by fire or other casualty at any time during the Sublease and if after such damage or destruction, Sublessee, in its reasonable judgment, is not able to use Subleased Premises to substantially the same extent and for substantially the same purposes as Sublessee used the Subleased Premises before the fire or other casualty, Sublessee simultaneously shall give to Sublessor and Landlord written notice describing in reasonable detail the destruction. If the damage is not the result of negligence on the part of Sublessee, its agents, employees, or invitees and the Landlord terminates the Lease, this Sublease shall automatically terminate. If Landlord elects to restore or repair the damage so that the Subleased Premises are substantially the same as before the damage, the Sublease shall continue in effect in accordance with its terms, except that if Sublessor receives any abatement in rent, Sublessee shall receive an abatement in its Rental equal to the same percentage abatement received by Sublessor. If the damage is a result of the negligence of Sublessee or any of its agents, employees or invitees, then this Sublease shall continue in full effect in accordance with its terms with no abatement in the Rental. Sublessee shall furthermore be liable either to Sublessor or Landlord, at Sublessor's election, for all costs incurred in repairing or replacing the damage caused by the negligent action of Sublessee, its agents, employees, or invitees. SUBLESSEE ALSO AGREES TO INDEMNIFY SUBLESSOR FOR ANY AND ALL CLAIMS MADE AGAINST SUBLESSOR BY LANDLORD OR ANY OTHER PARTY, WHETHER SOUNDING IN CONTRACT, TORT, OR ANY OTHER LEGAL DOCTRINE, WHICH CLAIMS ARISE IN ANY MANNER FROM THE DAMAGE CAUSED BY THE SUBLESSEE'S, ITS AGENTS', EMPLOYEES', REPRESENTATIVES OR INVITEES' NEGLIGENCE.

     17. Environmental Requirements. Except for Hazardous Materials (as hereinafter defined) contained in de minimis quantities for ordinary cleaning or office purposes, Sublessee shall not permit or cause any party to bring any Hazardous Material upon the Subleased Premises or to transport, store, use, generate, manufacture or release any Hazardous Material in or about the Subleased Premises without the prior written consent of Sublessor. Sublessee, at its sole cost and expense shall operate its business in strict compliance with all Environmental Requirements (as hereinafter defined) and shall remedy in a manner satisfactory to Sublessor any Hazardous Material released on or from the Subleased Premises by Sublessee, its agents, employees, representatives, or invitees. Sublessee shall complete and certify to disclosure statements as reasonably requested by Sublessor from time to time relating to Sublessee's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Subleased Premises. The term "ENVIRONMENTAL REQUIREMENTS" means all applicable present and future statutes, regulations, ordinances, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, environmental conditions on, under, or about the Premises, including the Subleased Premises, including, but not limited to,

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
the following: Comprehensive Environmental Response, Compensation and Liability Act; Resource Conservation and Recovery Act; and all state and local laws which are counterparts or related thereto and any regulations or policies promulgated thereunder. "HAZARDOUS MATERIALS" include, but are not limited to; substances, materials, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos, petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel. As defined in Environmental Requirements, Sublessee is and shall be deemed to be the operator of the Sublessee's facility, and the owner of all Hazardous Material brought on the Subleased Premises by Sublessee, its agents, employees, or invitees and the waste, by-products, or residues generated, resulting or produced therefrom.

     Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all losses, claims, demands, actions, suits, damages, expenses including without limitation repair, remediation, removal, or clean-up expenses, and costs which are brought or recoverable against or suffered or incurred by Sublessor as a result of the release of Hazardous Materials for which Sublessee is obligated to remedy as provided above or other breach of the requirements under this Sublease by Sublessee, its agents, employees, or invitees, regardless of whether Sublessee had any knowledge of this noncompliance. THE OBLIGATIONS OF SUBLESSEE UNDER THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS SUBLEASE.

     Sublessor shall have access to, and a right to perform inspections and tests on the Subleased Premises to determine Sublessee's compliance with the Environmental Requirements and other obligations under this provision. Access shall be granted to Sublessor upon Sublessor's prior written notice to Sublessee and at such times as to minimize, so far as may be reasonable under the circumstances, any interference with Sublessee's business. Such inspections shall be conducted at Sublessor's expense unless the tests demonstrate that Sublessee has failed to comply with the provisions of this section, in which case Sublessee shall reimburse Sublessor for all costs incurred for the inspection and the tests. Sublessor's receipt of or satisfaction with any environmental assessment in no way waives any rights that Sublessor holds against Sublessee.

     18. Default by Sublessee; Remedies of Sublessor. In case of any breach hereunder by Sublessee, in addition to all other rights of Sublessor hereunder or available to Sublessor at law or equity, Sublessor shall have all the rights against Sublessee as would be available to Landlord against Sublessor under the Lease if such breach were by Sublessor thereunder. If Sublessee defaults in the timely and satisfactory performance of any of the terms and provisions hereof and Sublessor places the enforcement of this Sublease in the hands of an attorney, Sublessee agrees to reimburse Sublessor for all reasonable costs and expenses incurred by Sublessor as a result thereof including, but not limited to, reasonable attorneys' fees and court costs.

     19. Sublessor's Right to Perform Sublessee's Obligations. Upon default, in addition to any other rights that Sublessor has under this Sublease or at law or in equity, Sublessor shall have the right but not the obligation to perform all or any part of such obligations of Sublessee. Upon a receipt of the demand therefor from Sublessor, Sublessee shall reimburse Sublessor for the reasonable costs to Sublessor of performing such obligations plus the interest thereon at the

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
maximum rate of interest at which Sublessee may lawfully contract in Texas from the date such costs are paid by Sublessor until Sublessee reimburses Sublessor.

     20. Indemnity by Sublessee. Sublessee shall indemnify and hold Sublessor, its officers, directors, shareholders, representatives, agents and employees, free and harmless of and from any and all demands, claims, causes of action, fines, penalties, losses, liabilities, judgments and expenses (including without limitation, attorney's fees and court costs) incurred, directly or indirectly, in connection with or arising from: (a) the use or occupancy of the Subleased Premises by Sublessee or any person claiming under Sublessee; (b) any activity, work or thing done, or permitted or suffered by Sublessee in or about the Subleased Premises; (c) any acts, omissions or negligence of Sublessee or any person claiming under Sublessee, or the contractors, agents, employees, invitees, or visitors of Sublessee or any such person; or (d) any breach, violation or nonperformance by Sublessee or any person claiming under Sublessee or the employees, agents, contractors, invitees, or visitors of Sublessee or any such person of any term, covenant or provision of this Sublease, or any law, ordinance or government requirement of any kind. If any action or proceeding is brought against Sublessor, its employees or agents by reason of any such claim, Sublessee, upon notice from Sublessor, shall defend the claim at Sublessee's expense with counsel reasonably satisfactory to Sublessor. The obligations of Sublessee under this paragraph shall survive the termination or expiration of this Sublease.

     21. Indemnity by Sublessor. Sublessor shall indemnify and hold Sublessee, its officers, directors, shareholders, representatives, agents and employees, free and harmless of and from any and all demands, claims, causes of action, fines, penalties, damages, losses, liabilities, judgments and expenses (including without limitation, attorney's fees and court costs) incurred in connection with or arising from: (a) the prior use or occupancy of the Premises by Sublessor or any person claiming under Sublessor; (b) any activity, work or thing done, or permitted or suffered by Sublessor in or about the Premises; (c) any acts, omissions or negligence of Sublessor or any person claiming under Sublessor, or the contractor, agents, employees, invitees, or visitors of Sublessor or any such person; or (d) any breach, violation or nonperformance by Sublessor or any person claiming under Sublessor or the employees, agents, contractors, invitees, or visitors of Sublessor or any such person of and term, covenant or provision of this Sublease, or any law, ordinance or government requirement of any kind. If any action or proceeding is brought against Sublessee, its employees or agents by reason of any such claim, Sublessor, upon notice from Sublessee, shall defend the claim at Sublessor's expense with counsel reasonably satisfactory to Sublessee.

     22.  Alterations.

     (a) Any alterations, additions or improvements made by or on behalf of Sublessee to the Subleased Premises ("ALTERATIONS"), other than those specifically approved herein, shall be subject to Landlord's and Sublessor's prior written consent, which may be withheld in the sole discretion of Landlord or Sublessor, respectively. Sublessee shall cause, at its sole expense, all Alterations to comply with insurance and all legal requirements and shall be constructed at Sublessee's sole cost and expense. All approved Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Sublessor and only good grades of material shall be used. Any and all plans and specifications for any alterations shall be submitted to Sublessor for its approval. Sublessor may monitor construction of the Alterations. Sublessor's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Sublessor shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Sublessee agrees to furnish security or make other arrangements reasonably satisfactory to Sublessor to assure payment for the completion of all work, free and clear of any and all liens and shall provide certificates of insurance in amounts and from an insurance company satisfactory to Sublessor protecting Sublessor and Landlord against liability from personal injury or property damage during construction. Upon surrender of these Subleased Premises, all alterations and any leasehold improvements constructed by Sublessor or Sublessee shall remain on the Subleased Premises as Sublessor's property, except to the extent Sublessor or Landlord requires removal at Sublessee's expense of any such items or to which Sublessor or Landlord have otherwise agreed in writing in connection with Sublessor's consent to any Alterations. Sublessee shall repair any and all damage caused by such removal.

     (b) Sublessee, at its own cost and expense and without need for Sublessor's prior written approval, may erect such shelves, bins, machinery and trade fixtures (collectively "TRADE FIXTURES") in the ordinary course of its business provided that such items do not alter the basic character of the Subleased Premises, do not overload or damage the Subleased Premises, and may be removed without injury to the Premises, and the construction, erection and installation thereof complies with all legal requirements and with Sublessor's requirements set forth above. Sublessee shall remove its Trade Fixtures and shall repair and all damage caused by such removal.

     (c) Sublessor and Sublessee acknowledge and agree that Sublessee will submit plans and specifications and related items prepared by RTG Partners, Inc. for the Subleased Premises prior to making any improvements to the Subleased Premises. Subject to the mutual agreement between Sublessor and Sublessee regarding such plans, both parties agree that these plans will be utilized for the construction of the subleased improvements. There shall be no modifications, alterations or changes to such plans by Sublessee without the prior written consent of Sublessor, which shall be made in Sublessor's sole discretion.

     23. Waiver and Release. Sublessor and Sublessee hereby agree to waive and release all claims, liabilities and causes of action against each other and their respective officers, directors, shareholders, representatives, agents, and employees for loss or damage to or destruction of, the buildings and other improvements, fixtures, equipment, supplies, merchandise and other property, whether that of the party or of others in, upon or situated or about the Premises resulting from fire, explosion or other perils included in standard extended coverage insurance, whether caused by the negligence of any of said persons or otherwise. This waiver shall remain in full force so long as each party's insurer shall consent thereto. The foregoing mutual waivers are given in consideration of each other and the termination or suspension of one shall with like effect terminate or suspend the other.

     24. Inspection. Upon 24 hours notice, except in cases of emergency, Sublessor and its agents, representatives and contractors may enter the Subleased Premises during business hours to inspect the Subleased Premises.

     25. Consent of Landlord. This Sublease shall be void unless the consent of the Landlord to this Sublease is obtained in writing. Sublessee agrees that all rights and privileges granted hereunder are subject to the limitations in the Lease and that Sublessor is not granting any rights or privileges to Sublessee over and above those which Sublessor is entitled under the Lease.

     26. Prohibition on Subletting. Sublessee is prohibited from subleasing or assigning the Sublease, its rights thereunder, any or all of the Subleased Premises, or in any other way encumbering or creating a lien on the Subleased Premises.

     27. Surrender of Premises. Sublessee shall, upon the expiration of the term granted herein, or any earlier termination of the Sublease for any cause, surrender the Subleased Premises to Sublessor, including without limitation, all building apparatus and equipment then upon the Subleased Premises, and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the Subleased Premises, other than Sublessee's property (which shall remain the property of Sublessee), broom clean, without any damage, injury or disturbance thereto (reasonable wear and year, loss due to condemnation, and damage due to casualty excepted), or payment therefor.

     28. Holding Over. If Sublessee does not surrender possession of the Subleased Premises at the end of the term of the Sublease, Sublessee shall be a tenant-at-sufferance of the Sublessor and shall owe rent owe rent for the duration of the holdover equal to one hundred fifty percent (150%) of the Rentals, including Fixed Rent and Additional Rent. No holding over shall operate to extend this Sublease and in the event of any such holdover, Sublessee shall, in addition to all other obligations and liabilities of Sublessee hereunder, all of which shall remain in full force while Sublessee is a tenant-at-sufferance, indemnify, defend and hold harmless Sublessor from and against any and all clams for damages brought by Landlord or any other tenant or any other party.

     29. Arbitration. Sublessee hereby agrees to submit all disputes arising out of this Sublease to arbitration in accordance with the rules and procedure of the American Arbitration Association.

     30. Entire Agreement. No oral statements or prior written material not specifically incorporated herein shall be of any force or effect. Sublessee agrees that in entering into this Sublease, it has relied solely on the representations and agreements contained herein. This Sublease constitutes the entire agreement between Sublessor and Sublessee and shall in no way be modified or otherwise altered by Sublessee without the prior written consent of Sublessor and the Landlord.

     31. Notices. All notices required or permitted to be given hereunder, or given in regard to this Sublease by one party to the other, shall be in writing and the same shall be given and be deemed to have been served and given (a) if mailed, when placed in the United States mail, postage prepaid, by certified mail, return receipt requested, addressed to the party to whom notice is given at the address hereinafter specified, or (b) if hand delivered in any other manner, when actually received by the party to whom notice is given, or (c) if sent by facsimile, immediately upon facsimile transmittal with a copy of the notice and proof of transmission delivered by certified mail, return receipt requested, or
(d) if sent by a nationally recognized overnight courier, one (1) day after being deposited with such courier. Any party hereto may, at any time by giving five (5) days' written notice to the other party hereto, designate any other address or addressee in substitution of its specified address or addressee to which such notices shall be given.

          If to Sublessor:

               Pavilion Technologies, Inc.
               11100 Metric Blvd.
               Broker #7, Suite 700
               Austin, Texas 787
               Attention: Facilities Manager
               FAX (512) 438-1401

          With a copy to:

               Jenkens & Gilchrist
               2200 One American Center
               600 Congress Avenue
               Austin, Texas 78701
               Attention: J. Bradley Greenblum
               FAX: (512) 404-3520

          If to Sublessee:

               ICHAT at Subleased Premises
               Attention: Chief Financial Officer
               FAX: (512) 349-0005

          With a copy to:

               Brobeck, Phleger & Harrison LLP
               301 Congress Ave., Suite 1200
               Austin, TX 78701
               Attention: Mike Dunn
               FAX: (512) 477-5813

          If to Landlord:

               Security Capital Industrial Trust
               c/o SCI Client Services Incorporated
               9101 Wall Street, Suite 1080
               Austin, Texas 78754

          With a copy to:

               Security Capital Industrial Trust
               14100 East 35th Place
               Aurora, Colorado 80011
               FAX: (303) 375-8581

     32. Cure of Defaults. Sublessee shall be entitled to cure any default by Sublessor under the Lease, and shall be entitled to offset any amounts so spent against further sums due under the Sublease, in addition to any other remedy available at law.

     33. Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     34. Successor Landlord. When the term "Landlord" is used herein, such term shall also mean any party succeeding to Landlord's interest in the Lease.

     35. Liens. Sublessee agrees to not allow and to discharge any and all liens, encumbrances or charges arising out of the work of any contractor, mechanic, labor or laborer or material contracted for by Sublessee. If any lien or notice of lien on account of an alleged debt of Sublessee or any notice of contract by a party engaged by Sublessee or Sublessee's contractor to work in the Subleased Premises shall be filed against the Premiss, Sublessee shall, within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit or bond.

     36. Nonrecordation of Sublease. Sublessee shall not record the Sublease. Upon request by Sublessee, the parties shall join in the execution of a memorandum of this Sublease for the purpose of recordation. Any recording costs associated with the memorandum of this Sublease shall be borne by the party requesting recordation.

     37. Attorney's Fees. In the event that at any time during the term of this Sublease, either party shall institute any action or proceeding against the other relating to the provisions of this Sublease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorney's fees and other costs and expenses incurred therein by the successful party.

     38. Remedies. All rights and remedies of the Sublessor and Sublessee herein created or otherwise existing at law are cumulative and the exercise of one or more rights or remedies may be exercised and enforced concurrently or consecutively and whenever and as often as deemed desirable.

     39. Waiver. The failure of either Sublessor or Sublessee to insist upon strict performance by the other of any of the covenants, conditions and agreements of this Sublease shall not be deemed a waiver of any subsequent breach or default and any of the covenants, conditions and agreements of this Sublease. No surrender of the Subleased Premises by Sublessee shall be affected by Sublessor's acceptance of Rental or by any other means whatsoever nor shall acceptance of Rental be deemed a waiver of any other right or remedy by Sublessor, unless the same is evidenced by Sublessor's written acceptance of the surrender or other waiver.

     40. Estoppel. At any time and from time to time either party, upon request of the other party, shall execute, acknowledge and deliver an instrument, stating, if the same be true, that this Sublease is a true and exact copy of the Sublease, that there are no amendments hereto (or, if not so, stating what amendments there may be), that this Sublease is then in full force and effect, and including such other customary language and information that is generally included in estoppel certificates. Such instrument will be executed by the other party and delivered to the requesting party within fifteen (15) days of receipt of such written request therefor.

     41. Severability. Any provision of the Sublease which shall prove to be invalid, void or illegal, shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

     42. Laws and Ordinances. Except as specifically set forth herein, Sublessee agrees, at is sole cost and expense, to comply with all existing and future laws, ordinances, orders and regulations regarding the Subleased Premises and Sublessee's operations therein.

     43. Rules and Regulations. Sublessee shall, at all times during the lease term, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises. Sublessor shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the buildings constituting a portion of the project in which the Premises is located or in the enforcement by Landlord of such rules and regulations.

     44. Force Majeure. Sublessor shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, regulations or controls, delays in the issuances of permits, enemy or hostile action, civil commotion, fire or other casualty, or other causes beyond a reasonable control of Sublessor.

     45. Limitation of Liability of Sublessor and Officers and Shareholders of Sublessor. Any obligation or liability whatsoever of Sublessor hereunder, which may arise at any time under the Sublease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaken and contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, the directors, officers, shareholders, employees, representatives or agents of Sublessor, regardless of whether such obligation or liability is in the nature of contractor, or otherwise.

     46. Late Charter and Interest on Overdue Rental. If any installment of Fixed Rent or Additional Rent is not received on the due date thereof, Sublessor will provide written notice to Sublessee regarding same. If the installment of Rent and/or Additional Rent is not paid within five (5) days after written notice is submitted to Sublessee, (without in any way implying Sublessor's consent to such late payment), Sublessee agrees to pay Sublessor a late charge equal to five percent (5%) of the installment of Rental due and unpaid, in addition to said installment, it being understood that the late charge shall constitute liquidated damages and shall be for the purpose of reimbursing Sublessor for the additional costs and expenses incurred by Sublessor. In addition to the late charge, Sublessor agrees to pay Sublessee interest, at the maximum rate allowed by law, on any Fixed rent or Additional Rent not paid within thirty (30) days after the due date thereof, which interest shall accrue from the due date to the date of payment. Notwithstanding the foregoing, the late charge shall not apply to any sum which may have been advanced by Sublessor to or for the benefit of Sublessee pursuant to any provision of this lease, it being understood that such sum shall bear interest, which Sublessee agrees to pay Sublessor at the highest maximum allowable interest rate.

     47. Security Deposit. Sublessor agrees to deliver contemporaneously with its execution hereof, a security deposit in the amount of $14,500.00 which shall be held by Sublessor, without liability for interest, as security for the performance of Sublessee of Sublessee's covenants and obligations under this Sublease, it being expressly understood that the security deposit shall not be considered as advance payment of Rental or a measure of Sublessor's damages in the case of default by Sublessee. Upon occurrence of any event of default hereunder, Sublessor, from time to time and without prejudice to any other remedy, may use the security deposit to the extent necessary to make good any arrearages of Rental and any other damages, injury, expense or liability caused to Sublessor by such event of default. Following any such application of the security deposit, Sublessee shall pay Sublessor on demand the amount so applied in order to restore the security deposit to its original amount. If Sublessor has not been in default hereunder, any remaining balance of the security deposit shall be returned to Sublessee by Sublessor within a reasonable period of time after the termination of this Sublease. If Sublessor transfers its interest in the Premises during the term hereof, Sublessor may assign the security deposit to the transferee and thereafter, Sublessor shall have no further liability to Sublessee for the return of the security deposit.

     IN WITNESS WHEREOF, the parties have executed this Sublease Agreement as of the day and year set forth above.


                                        SUBLESSOR:

                                        PAVILION TECHNOLOGIES, INC.,
                                        a Texas corporation


                                        By: /s/ RONALD R. RIDESER
                                            ------------------------------------

                                        Name: Ronald R. Rideser
                                              ----------------------------------

                                        Title: President & CEO
                                              ----------------------------------

                                        SUBLESSEE:

                                        ICHAT
                                        a Delaware corporation


                                        By: /s/ R.N. MACDONALD
                                            ------------------------------------

                                        Name: R.N. MacDonald
                                              ----------------------------------

                                        Title: CFO
                                               ---------------------------------

                                                                     EXHIBIT "A"

                               ICHAT LEASE SPACE
                                   [GRAPHIC]

                        CONSENT BY LANDLORD TO SUBLEASE

     The undersigned, as Landlord under that certain Lease dated February 27, 1996, with Pavilion Technologies, Inc., ("Sublandlord") for certain premises at 11100 Metric Blvd., Austin, Texas, (the "Prime Lease"), hereby consents to the entering into of the foregoing Sublease dated ________________________, 1996, ("Sublease") between Sublandlord, as Sublessor, and ichat as Subtenant ("Subtenant"), upon the express understandings and conditions that:

     a. Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease (all of which shall be subordinate and subject at all times to the terms, covenants and conditions of the Prime Lease) and assumes no liability or obligation of any kind whatsoever on account of anything contained in the Sublease;

     b. By executing this consent, Landlord shall not be deemed to have waived any rights under the Prime Lease nor shall Landlord be deemed to have waived Sublandlord's obligations to obtain any required consents under the Prime Lease (other than consent to the Sublease itself);

     c. Notwithstanding anything in the Sublease to the contrary, Sublandlord shall be and continue to remain liable for the payment of rent and the full and prompt performance of all of the obligations of Tenant under and set forth in the Prime Lease;

     d. Nothing contained in the Sublease shall be taken or construed to in any way modify, alter, waive or affect any of the terms, covenants or conditions contained in the Prime Lease, or be deemed to grant Subtenant any privity of contract with Landlord, or require Landlord to accept any payments form Subtenant on behalf of Sublandlord;

     e. The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment or all or any portion of the premises demised under the Prime Lease (including the premises demised by the foregoing Sublease) except in accordance with the terms and conditions of the Prime Lease; and

     f. If Landlord terminates the Prime Lease as a result of a default by Sublandlord thereunder, the Sublease shall automatically terminate concurrently therewith unless Landlord elects in writing to keep the Sublease in full force and effect in which case the Sublease shall become and be deemed to be a direct indenture of lease between Landlord and Subtenant.

                                        LANDLORD

                                        SECURITY CAPITAL INDUSTRIAL TRUST

                                        By:  /s/ STEVEN K. MEYER
                                             -----------------------------
                                        Name: Steven K. Meyer
                                             -----------------------------
                                        Title: Senior Vice President
                                             -----------------------------

Dated: December 12, 1996

                     SECOND AMENDMENT OF SUBLEASE AGREEMENT

        This SECOND AMENDMENT OF SUBLEASE AGREEMENT (the "Amendment No. 2") is made and entered into by and between PAVILION TECHNOLOGIES, INC., a Texas corporation ("Sublessor") and ACUITY CORP. (f/k/a ICHAT), a Delaware corporation ("SUBLESSEE").

        WHEREAS, Sublessor and Sublessee entered into that certain Sublease Agreement (the "Sublease") dated December 19, 1996 pursuant to which Sublessor subleased to Sublessee, and Sublessee subleased from Sublessor, approximately 17,002 rentable square feet of that certain building known as Braker #7 located at Braker Center, 11100 Metric Blvd., Austin, Texas 78758 (the "Premises").

        WHEREAS, Sublessor and Sublessee amended the Sublease by that certain Amendment of Sublease (the "Amendment No. 1") deemed by the Sublessor and Sublessee to be dated June 1, 1998, in order to increase the rentable square feet of the Premises to 22058, among other changes;

        WHEREAS, Sublessor and Sublessee desire to further amend the Sublease to change certain terms and provisions thereof;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

        1. Extension of Term. The termination date of the Term is hereby extended to June 30, 2000, midnight (12:00 a.m.) local time.

        2. Extension Option. Sublessee may elect to extend the termination date of the Term to June 30, 2001, with an increase to Fixed Rent and Additional Rent to be determined by Sublessor and Sublessee at that time, provided that (a) Sublessee furnishes Sublessor with no fewer than four (4) months' prior written notice of the extended termination date; and (b) Sublessor has not previously notified Sublessee in writing of Sublessor's election not to extend the termination date of the Term.

        3. Increase in Rental. The Fixed Rent is hereby increased to $16,543.50 per month (calculated at $.75 per rsf), and the first payment reflecting such increase shall be due on July 1, 1999.

        4. Additional Rent. Paragraph 5(b) of the Sublease is hereby amended as follows: The third sentence through the end of Paragraph 5(b) is deleted and replaced with the following: "Sublessee shall pay the Additional Rent (including any increases or adjustments thereto) for the Subleased Premises in accordance with any and all of the terms and provisions set forth in the Lease by and between Landlord and Sublessor which pertain to the items that collectively comprise Additional Rent. Sublessor will provide any and all credits or adjustments (if applicable), notices,

          Information and documentation to Sublessee with regard to the Additional Rent for the Subleased Premises (including any increases thereto) as, and to the extent, that such credits or adjustments (if applicable), notices, information and documentation are made available to Sublessor by Landlord."

     This Amendment No. 2 may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. In the event of any conflict between the terms of the Sublease or Amendment No. 1 and the terms of this Amendment No. 2, the terms of this Amendment No. 2 will prevail. Except as specifically amended herein, all terms and conditions of the Sublease and Amendment No. 1 shall continue in full force and effect.

     Dated to be effective the ____ day of January, 1999.


                                        SUBLESSOR:

                                        PAVILION TECHNOLOGIES, INC.,
                                        a Texas corporation


                                        By: /s/ KEVIN NAUGHTON
                                            -------------------------------
                                        Name: Kevin Naughton
                                            -------------------------------
                                        Title:   CFO
                                             ------------------------------

                                        SUBLESSEE:
                                        ACUITY CORP. (f/k/a ICHAT),
                                        a Delaware corporation

                                        By: /s/  [SIGNATURE ILLEGIBLE]
                                            -------------------------------
                                        Name: [ILLEGIBLE]
                                            -------------------------------
                                        Title: Controller, Asst. Sec.
                                            -------------------------------

                                       2